UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

             Date of Report:                  December 23, 2005
    (Date of earliest event reported)        (December 22, 2005)


                             Multimedia Games, Inc.
             (Exact name of registrant as specified in its charter)

                                    001-14551
                            (Commission File Number)



                   Texas                                    74-2611034
       (State or other jurisdiction                       (IRS Employer
             of incorporation)                         Identification No.)

  206 Wild Basin Rd., Bldg. B, Suite 400,
               Austin, Texas                                  78746
 (Address of principal executive offices)                   (Zip Code)



       Registrant's telephone number, including area code: (512) 334-7500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

Multimedia Games, Inc. (or "the Company") learned yesterday, December 22, 2005, that the Jefferson County Sheriff served a search warrant, issued by an Alabama state judge, on the Birmingham Race Course in Birmingham, Alabama. Pursuant to such warrant, we believe sheriff's officers have removed approximately 300 of the Company's computer servers and sweepstakes video readers from the race course facility. We installed approximately 1,300 sweepstakes video readers at the Birmingham facility, the majority of which were used, with a significant portion of the readers being substantially or fully depreciated.

We have been informed that on the afternoon of December 22, 2005, the Circuit Court in Jefferson County, Alabama issued a temporary restraining order preventing the Jefferson County Sheriff from removing additional units, and essentially "freezing" matters until a preliminary injunction hearing, which we expect to be held January 3, 2006. We do not believe our machines can be used in the Birmingham facility until after such preliminary injunction hearing, if at all.

We are in the preliminary stages of assessing these developments and their potential impact on our current or future operating results.

Background
----------

We first publicly discussed the introduction of our new promotional sweepstakes system in Alabama on our December 1, 2005 conference call. The system, which is leased to the Birmingham Race Course, became operational on December 15, 2005.


Prior to deploying our system, as is our general practice, we obtained and relied upon independent legal opinions analyzing Alabama law as applied to sweepstakes systems. We believe our system is in compliance with applicable law. However, the gaming markets we address are heavily regulated, and we have consistently disclosed the risks of regulatory enforcement action against our customers and equipment. We intend to review these developments with our customer, assess our legal position, and pursue available remedies, including seeking the return of our equipment and a declaration that our system and games comply with Alabama state law. There can be no assurance as to the outcome of our efforts to avail our legal position or to have our equipment returned.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MULTIMEDIA GAMES, INC.



Dated: December 23, 2005           By:  /s/  Craig S. Nouis
                                        ----------------------------------------
                                        Craig S. Nouis
                                        Vice President and
                                        Chief Financial Officer


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